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                                                                 EXHIBIT 10.5


                                THIRD AMENDMENT
                            TO EMPLOYMENT AGREEMENT


       THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "Third Amendment") is made and entered into as of ___________________________, 1997, by and between OCEAN ENERGY, INC., a Delaware corporation formerly known as Flores & Rucks, Inc. (the "Company"), and
____________________________________________________________, ("Employee").

                                   BACKGROUND

       A. The Company and Employee are parties to an Employment Agreement dated as of September 1, 1995, as amended by that certain First Amendment to Employment Agreement dated as of May _______, 1996, and as further amended by that certain Second Amendment to Employment Agreement dated as of __________________________________, 199____ (as amended, the "Agreement").

       B. The Company and Employee wish to amend the Agreement as hereinafter set forth.

                                   AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the full receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Change of Title. Effective June 17, 1997, Employee's title was changed to ______________________________________________. Accordingly, all
references to Employee's title contained in the Agreement, including without limitations those references contained in Section 3 and subsection 7(e)(2) of this Agreement, are hereby amended and modified to reflect the Employee's title shall be _______________________________________________________________.

       2. Change in Salary. Employee's salary is hereby increased to $____________________. Accordingly, the definition of "Base Compensation" (as defined in Section 4 of the Agreement) is hereby amended to mean $___________.

       3. Change to Vesting of Options. The parties have agreed that any termination of Employee's employment by the Company (other than as a result of Misconduct or Disability, as such terms are defined in the Agreement) at a time when James C. Flores is both Chairman and Chief Executive Officer of the Company will not result in Employee becoming immediately vested in any and all Options (as defined in the Agreement) theretofore issued to Employee by the Company or its subsidiaries. Accordingly, subsection 7(c)(i)(Z) of the Agreement is hereby deleted in its entirety.

       4. Agreement to Remain in Effect. Except to the extent amended by this Third Amendment, all of the terms, provisions, conditions, agreements, covenants, representations,
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warranties and powers contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed. In the event of any inconsistency or conflict between this Third Amendment and the Agreement, the terms, provisions and conditions of this Third Amendment shall govern and control.

       5. Governing Law. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of Louisiana.

       IN WITNESS WHEREOF the parties hereto have executed this Third Amendment to Employment Agreement as of the day and year first above written.



                                           Employer:

                                           OCEAN ENERGY, INC.


                                           By:
                                              ----------------------------------
                                           Printed Name:
                                                        ------------------------
                                           Title: Chairman of the Compensation
                                                  Committee



                                           Employee:




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